SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                  July 25, 1997



              RESOURCES ACCRUED MORTGAGE INVESTORS L.P. - SERIES 86
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


        DELAWARE                       0-15724                  13-3294835
(State or other jurisdiction of      (Commission             (I.R.S. Employer
incorporation or organization)       File Number)            Identification No.)

                             c/o Wexford Management
                   411 West Putnam Avenue, Greenwich, CT 06830
                    (Address of principal executive offices)

                                 (203) 862-7000
              (Registrant's telephone number, including area code)

                                      None
         (Former name, or former address, if changed since last report)

Item 1.  Changes in Control of Registrant

         On July 25, 1997, Wexford Management LLC ("Wexford"), the administrator for Presidio Capital Corp. ("Presidio") the parent company of Resources Capital Corp., RAM Funding, Inc. and Presidio AGP Corp., the Administrative, Investment and Associate General Partners, respectively, of Resources Accrued Mortgage Investors L.P. - Series 86 (the "Partnership"), received notice from Presidio Holding Company, LLC, which stated that it is the holder of 63% of the outstanding Class A common shares of Presidio, that it was seeking to remove the three current Class A directors and replacing them with Edward Scheetz, David Hamamoto and David King effective as of 12:00 p.m. on September 2, 1997. Wexford has not determined whether Presidio Holding Company, LLC hs the right to seek and obtain removal or replacement of the current Class A directors pursuant to such notice. If such holder's ownership is confirmed, the other Class A shareholders will be entitled to certain representation on the Board.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                                Resources Accrued Mortgage
                                                Investors L.P. - Series 86



                                                By:  Resources Capital Corp.

Dated:  August 7, 1997                          By:  /s/Jay L. Maymudes
                                                     ------------------
                                                     Jay L. Maymudes
                                                     Vice President, Secretary,
                                                     and Treasurer


                                   * * * * *